UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2015

Landmark Infrastructure Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36735	61-1742322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

2141 Rosecrans Avenue, Suite 2100

El Segundo, CA 90245
(Address of principal executive office) (Zip Code)

(310) 598-3173
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On June 3, 2015, Landmark Infrastructure Operating Company LLC (“Operating”), a wholly owned subsidiary of Landmark Infrastructure Partners LP (the “Partnership”), exercised its option to increase the available commitments under its Amended and Restated Credit Agreement, dated as of November 19, 2014, by and among Operating, the Partnership, the lenders party thereto and SunTrust Bank, as administrative agent (the “Agent”), and entered into that certain Increase Joinder (the “Joinder Agreement”) among, Operating, the Agent and certain lenders party thereto, pursuant to which Operating received additional commitments of $60 million to the $190 million senior secured revolving credit facility, resulting in aggregate commitments of $250 million after giving effect to the Joinder Agreement.

The foregoing description of the Joinder Agreement is qualified in its entirety by reference to the full text of the Joinder Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Increase Joinder, dated as of June 3, 2015, by and among Landmark Infrastructure Operating Company LLC, as Borrower, SunTrust Bank, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landmark Infrastructure Partners LP

	By:	Landmark Infrastructure Partners GP LLC,
its general partner

Dated: June 8, 2015	By:	/s/ George P. Doyle
		Name:	George P. Doyle
		Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Increase Joinder, dated as of June 3, 2015, by and among Landmark Infrastructure Operating Company LLC, as Borrower, SunTrust Bank, as administrative agent, and the lenders party thereto.